EXHIBIT 10.35

RETIREE HEALTH CARE COVERAGE

Applied provides continuation health care coverage, at the active employee premium rate, to executive officers who retire after reaching age 55, with at least ten years of service, for the 18-month period under the Consolidated Omnibus Budget Reconciliation Act of 1986. In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for these benefits.